                       ASSIGNMENT AND ASSUMPTION AGREEMENT

The Prudential Insurance Company of America ("Prudential") and PERC Management Company Limited Partnership, a Maine limited partnership ("PERC Management") are entering into this Assignment and Assumption Agreement (this "Agreement"), as of this ____ day of September, 1997.

      Section 1. Recitals.

      1.1 Prudential and Orrington Waste Ltd., Limited Partnership, an Oregon limited partnership (the "Partnership") have entered into that certain Capital Contribution Agreement dated as of January 15, 1993, as amended (the "OWL Capital Contribution Agreement").

      1.2 Morgan Guaranty Trust Company of New York (the "Bank") has issued Irrevocable Letter of Credit No. S-866156 (the "Morgan Letter of Credit") dated January 22, 1993, in the original stated amount of $1,000,000 (of which $200,000 is available as of the date hereof) for the account of the Partnership in favor of Jensen, Baird, Gardner & Henry, as trustee (the "Trustee") under a Trust Agreement dated as of January 15, 1993, between the Trustee and the City of Ellsworth, and the Towns of Pittsfield, Newport, Detroit, Winterport, Frankfort, Prospect and Monroe.

      1.3 The Partnership has assigned and granted a security interest in its interests in the OWL Capital Contribution Agreement to the Bank pursuant to an Assignment of Capital Contribution Agreement dated as of January 15, 1993 (the "Assignment"), in order to secure its obligations under the Reimbursement Agreement dated as of January 15, 1993 (the "Reimbursement Agreement").

      1.4 Key Bank of New York ("Key Bank") has issued to the Bank a letter of credit in the stated amount of $200,000 (the "Key Bank LOC") and, in consideration of its receipt thereof, the Bank has entered into a First Amendment of Reimbursement Agreement dated the date hereof, pursuant to which the Bank has consented to this Agreement and released Prudential from its obligations under the OWL Capital Contribution Agreement upon the assumption thereof by PERC Management pursuant to this Agreement.

      1.5 PERC Management and Prudential have entered into that certain Purchase and Option Agreement dated as of the date hereof (the "LP Purchase Agreement"), pursuant to which PERC Management has purchased Prudential's limited partnership interests in the Partnership and, in connection therewith, Prudential agreed to assign to PERC Management, and PERC Management agreed to assume, the rights and obligations of Prudential under the OWL Capital Contribution Agreement.

            1.6 Capitalized terms used herein and not otherwise defined have the meanings given them in the Reimbursement Agreement.


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      Section 2. Assignment, Assumption and Release. Prudential hereby assigns to PERC Management, and PERC Management hereby assumes, each of the rights and obligations of Prudential in, under and to the OWL Capital Contribution Agreement, and the Partnership hereby releases Prudential from any and all obligations under the OWL Capital Contribution Agreement and acknowledges that the obligations of PERC Management under the OWL Capital Contribution Agreement shall be satisfied (to the extent received by the Bank) by the payment of a drawing or drawings under the Key Bank LOC.

      Section 3. Ratification of OWL Capital Contribution Agreement. In all other respects the OWL Capital Contribution Agreement is hereby ratified and confirmed, and all references to Prudential with respect thereto contained therein shall hereafter be to PERC Management, as assignee of Prudential under this Agreement.

      Section 4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      Section 5. Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of law.

[Remainder of this page left blank intentionally]


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      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

                                          PERC MANAGEMENT COMPANY LIMITED
                                          PARTNERSHIP

                                           By PERC, Inc.,
                                          Its General Partner

                                          By    /s/ Martin J. Sergi
                                                ------------------------------
                                                Its: President

                                          THE PRUDENTIAL INSURANCE
                                          COMPANY OF AMERICA

                                          By    /s/ John Wand
                                                ------------------------------
                                                Its: Vice President


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Accepted and agreed to as of the date first set forth above.

                                          ORRINGTON WASTE LTD., LIMITED
                                          PARTNERSHIP

                                          By Pacific Orrington Energy, Inc.,
                                           General Partner

                                          By: /s/ Franklin D. Wareham
                                              --------------------------------
                                               Its:  Vice Presdident


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